EXHIBIT 2.3

SECOND AMENDMENT TO

AMENDED AND RESTATED SALE AND PURCHASE AGREEMENT OF SHARE CAPITAL

This Second Amendment to Amended and Restated Sale and Purchase Agreement of Share Capital (this “Amendment”), dated and effective January 22, 2024 (the “Effective Date”), amends that certain Amended and Restated Sale and Purchase Agreement of Share Capital dated June 27, 20231, as amended by the First Amendment to Amended and Restated Sale and Purchase Agreement of Share Capital, dated September 22, 2023 and effective June 27, 20232 (as amended to date, the “Purchase Agreement”), by and between Golden Matrix Group, Inc., a Nevada corporation (the “Purchaser”), and Aleksandar Milovanović, an individual (“Milovanović”); Zoran Milosevic, an individual (“Milosevic”); and Snežana Božović, an individual (“Božović”, and each of Božović, Milovanović and Milosevic, each a “Seller” and collectively the “Sellers”). The Purchaser and the Sellers are referred to herein as the “Parties” and individually as a “Party”. Certain capitalized terms used below but not otherwise defined shall have the meanings given to such terms in the Purchase Agreement.

WHEREAS, the Purchaser and the Sellers desire to enter into this Amendment to amend the Purchase Agreement on the terms and subject to the conditions set forth below.

NOW, THEREFORE, in consideration of the premises and the mutual covenants, agreements, and considerations herein contained, and other good and valuable consideration, which consideration the parties hereby acknowledge and confirm the receipt and sufficiency thereof, the parties hereto agree as follows:

1. Amendment to Purchase Agreement. Effective as of the Effective Date, Section 6.1 of the Purchase Agreement is amended and restated to read as follows:

“6.1. Closing. The Closing shall occur automatically, and without any further required action from any Party, upon the satisfaction of the applicable Closing Conditions (described below) which Closing Date shall be no later than June 30, 2024, or such other later date as may be approved by the mutual consent of the Parties (the “Required Closing Date”), subject to Section 2.1(c)(iv) hereof. The Closing shall be deemed effective as of the Effective Date (as applicable) for all purposes.”

2. Consideration. Each of the Parties agrees and confirms by signing below that they have received valid consideration in connection with this Amendment and the transactions contemplated herein.

3. Mutual Representations, Covenants and Warranties. Each of the Parties, for themselves and for the benefit of each of the other Parties hereto, represents, covenants and warranties that:

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1 https://www.sec.gov/Archives/edgar/data/1437925/000147793223004933/gmgi_ex22.htm

2 https://www.sec.gov/Archives/edgar/data/1437925/000147793223007193/gmgi_ex22.htm

Second Amendment to

Amended and Restated Sale and Purchase Agreement of Share Capital

(a) Such Party has all requisite power and authority, corporate or otherwise, to execute and deliver this Amendment and to consummate the transactions contemplated hereby. This Amendment constitutes the legal, valid and binding obligation of such Party enforceable against such Party in accordance with its terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and general equitable principles;

(b) The execution and delivery by such Party and the consummation of the transactions contemplated hereby do not and shall not, by the lapse of time, the giving of notice or otherwise: (i) constitute a violation of any law; or (ii) constitute a breach of any provision contained in, or a default under, any governmental approval, any writ, injunction, order, judgment or decree of any governmental authority or any contract to which such party is bound or affected; and

(c) Any individual executing this Amendment on behalf of an entity has authority to act on behalf of such entity and has been duly and properly authorized to sign this Amendment on behalf of such entity.

4. Further Assurances. The Parties agree that, from time to time, each of them will take such other action and to execute, acknowledge and deliver such contracts, deeds, or other documents as may be reasonably requested and necessary or appropriate to carry out the purposes and intent of this Amendment and the transactions contemplated herein.

5. Effect of Amendment. Upon the effectiveness of this Amendment, each reference in the Purchase Agreement to “Purchase Agreement”, “Agreement,” “hereunder,” “hereof,” “herein” or words of like import shall mean and be a reference to such Purchase Agreement, as applicable, as modified and amended hereby.

6. Purchase Agreement to Continue in Full Force and Effect. Except as specifically modified or amended herein, the Purchase Agreement and the terms and conditions thereof shall remain in full force and effect.

7. Entire Agreement. This Amendment sets forth all of the promises, agreements, conditions, understandings, warranties and representations among the parties with respect to the transactions contemplated hereby and thereby, and supersedes all prior agreements, arrangements and understandings between the Parties, whether written, oral or otherwise, except for the Purchase Agreement, and this Amendment shall be read in connection with, the Purchase Agreement.

8. Assignment; Successors in Interest. No assignment or transfer by either Party of such Party’s rights and obligations hereunder shall be made except with the prior written consent of the other Parties. This Amendment shall be binding upon and shall inure to the benefit of the Parties and their respective successors and permitted assigns, and any reference to a Party shall also be a reference to the successors and permitted assigns thereof.

9. Governing Law; Disputes. This Amendment shall be governed exclusively by and construed and enforced in accordance with the internal Laws of the State of Nevada without reference to its conflict of law provisions. Disputes under the Amendment shall be subject to Section 12.6 of the Purchase Agreement, which section is incorporated by reference herein.

Second Amendment to

Amended and Restated Sale and Purchase Agreement of Share Capital

10. Severability. If any term, provision, covenant or condition of this Amendment is held by the arbitrator(s) to exceed the limitations permitted by applicable Law, as determined by such arbitrator(s) in such action, then the provisions will be deemed reformed to the maximum limitations permitted by applicable Law and the Parties hereby expressly acknowledge their desire that in such event such action be taken. Notwithstanding the foregoing, the Parties further agree that if any term, provision, covenant or condition of this Amendment is held by arbitrator(s) to be invalid, void or unenforceable, the remainder of the provisions shall remain in full force and effect and in no way shall be affected, impaired or invalidated. To the extent permitted by Law, each Party hereby waives any provision of Law that renders any such provision prohibited or unenforceable in any respect.

11. No Presumption from Drafting. This Amendment has been negotiated at arm’s- length between Persons knowledgeable in the matters set forth within this Amendment. Accordingly, given that all Parties have had the opportunity to draft, review and/or edit the language of this Amendment, no presumption for or against any Party arising out of drafting all or any part of this Amendment will be applied in any action relating to, connected with or involving this Amendment. In particular, any rule of law, legal decisions, or common law principles of similar effect that would require interpretation of any ambiguities in this Amendment against the Party that has drafted it, is of no application and is hereby expressly waived. The provisions of this Amendment shall be interpreted in a reasonable manner to affect the intentions of the Parties.

12. Review and Construction of Documents. Each Party herein expressly represents and warrants to all other Parties hereto that (a) before executing this Amendment, said Party has fully informed itself of the terms, contents, conditions and effects of this Amendment; (b) said Party has relied solely and completely upon its own judgment in executing this Amendment; (c) said Party has had the opportunity to seek and has obtained the advice of its own legal, tax and business advisors before executing this Amendment; (d) said Party has acted voluntarily and of its own free will in executing this Amendment; and (e) this Amendment is the result of arm’s length negotiations conducted by and among the Parties and their respective counsel.

13. Electronic Signatures. Except as otherwise required by applicable Law, this Amendment and any signed agreement or instrument entered into in connection with this Amendment, and any amendments hereto or thereto, may be executed in one or more counterparts, all of which shall constitute one and the same instrument. Any such counterpart, to the extent delivered by means of a facsimile machine or by .pdf, .tif, .gif, .jpeg or similar attachment to electronic mail or by DocuSign, SimpliSafe, or similar software (any such delivery, an “Electronic Delivery”) shall be treated in all manner and respects as an original executed counterpart and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. At the request of any Party, each other Party shall re-execute the original form of this Amendment and deliver such form to all other Parties. No Party shall raise the use of Electronic Delivery to deliver a signature or the fact that any signature or agreement or instrument was transmitted or communicated through the use of Electronic Delivery as a defense to the formation of a contract, and each such Party forever waives any such defense, except to the extent such defense relates to lack of authenticity.

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Second Amendment to

Amended and Restated Sale and Purchase Agreement of Share Capital

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the day and year first above written to be effective as of the Effective Date.

PURCHASER:

Golden Matrix Group, Inc.

By:	/s/ Anthony B. Goodman
Name: Anthony B. Goodman
Title: Chief Executive Officer
SELLERS:

By:	/s/ Aleksandar Milovanović
Name: Aleksandar Milovanović

By:	/s/ Zoran Milosevic
Name: Zoran Milosevic

By:	/s/ Snežana Božović
Name: Snežana Božović

Second Amendment to

Amended and Restated Sale and Purchase Agreement of Share Capital